EXHIBIT 99.1

NEWS

INVESTOR CONTACT: (818) 225-3550
David Bigelow or Lisa Riordan

MEDIA CONTACT: (800) 796-8448

For Immediate Release

COUNTRYWIDE REPORTS JANUARY 2005 OPERATIONAL DATA

– SERVICING PORTFOLIO REACHES $867 BILLION –

– MORTGAGE LOAN PIPELINE HOLDS STEADY AT $48 BILLION –

CALABASAS, CA (February 9, 2005) – Countrywide Financial Corporation (NYSE: CFC), a diversified financial services provider, released operational data for the month ended January 31, 2005. Highlights included the following:

•	Mortgage loan fundings totaled $28.2 billion for January 2005, a 37 percent increase over the prior year, however, a decrease of 19 percent from December 2004 due in part to 3 fewer business days. On an average daily basis, fundings fell by 6 percent from last month.

–	Monthly purchase volume was $13 billion, an increase of 37 percent over January 2004, but a decline of 23 percent from December 2004.

–	Adjustable-rate loan fundings totaled $15 billion for the month, an increase of 59 percent over January 2004, but a decline of 18 percent from December 2004.

–	Monthly home equity loan fundings increased over January 2004 by 75 percent to reach $2.7 billion, but was a decline of 13 percent from the prior month.

–	Subprime loan volume for January was $3.9 billion, an increase of 92 percent over January 2004, but fell by 11 percent from December 2004.

•	Average daily mortgage application activity for the month of January rose by 6 percent over the previous month to reach $2.1 billion, and was 19 percent higher than the level at January 2004.

•	The mortgage loan pipeline was $48 billion, up 25 percent from January 2004, and was essentially unchanged from December 2004’s level.

•	The mortgage servicing portfolio rose to $867 billion, up $209 billion, or 32 percent, over January 2004.

•	Monthly securities trading volume of $248 billion was 29 percent greater than January 2004’s level, but was down 5 percent from December 2004 due to fewer working days. On an average daily basis, securities trading volume actually rose by 10 percent over last month.

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•	Total assets at Countrywide Bank continued to climb, reaching $43 billion, an increase of 6 percent over last month and 113 percent more than January 2004.

•	Monthly net earned premiums at Balboa of $69 million were flat compared to last month, and were 1 percent greater than January 2004.

•	Subservicing volume at Global Home Loans was $116 billion, up 6 percent over January 2004.

“Countrywide began 2005 with solid operational performance across all business segments,” said Stanford L. Kurland, President and Chief Operating Officer. “Activity on an average daily basis compares well to the prior month’s performance, and in several areas exceeded those levels. The Fannie Mae 30-year fixed rate MBS coupon has fallen since the end of 2004, which resulted in increased mortgage application activity for the month of January. The mortgage servicing portfolio, which reached a new record level at $867 billion, has also been the beneficiary of continued high production levels, as well as increased bulk servicing acquisition opportunities. This included the addition of $8.5 billion this month as industry consolidation takes hold. Inside Mortgage Finance re-affirmed Countrywide as the #1 mortgage originator and servicer for 2004. Operational results for the month were rounded out by the diversified businesses, led by strong growth in assets at Countrywide Bank. Also of note, securities trading volume in Capital Markets increased on an average daily basis despite mortgage fundings being down. In addition, the Commercial Real Estate Group funded $247 million in loans.”

Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services. Mortgage banking businesses include loan production and loan servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services primarily prime-quality loans. Also included in Countrywide’s mortgage banking segment is the LandSafe group of companies which provide loan closing services. Diversified financial services encompass banking, capital markets, insurance, and global operations, largely through the activities of Countrywide Bank, a division of Treasury Bank, N.A., a bank offering depository and home loan products; Countrywide Capital Markets, a mortgage-related investment banker; Balboa Life and Casualty Group, whose companies are national providers of property, life and casualty insurance; Balboa Reinsurance, a captive mortgage reinsurance company; and Global Home Loans, a U.K. mortgage banking joint venture in which Countrywide holds a majority interest. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; general economic conditions in the United States and abroad; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; interest rate paths; the legal, regulatory and legislative environments in the markets in which the Company operates; and other risks detailed in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	January 31,	January 31,	January 31,
	2005	2004	2005
LOAN PRODUCTION
Number of Working Days in the Period	19	20	19
Average Daily Mortgage Loan Applications	$2,107	$1,776	$2,107
Mortgage Loan Pipeline (loans-in-process)	$47,842	$38,354
Commercial Real Estate Loan Pipeline (loans-in-process)	$233	$—
Loan Fundings:
Consumer Markets Division	$8,147	$6,211	$8,147
Wholesale Lending Division	5,177	3,844	5,177
Correspondent Lending Division	10,254	8,240	10,254

Total Mortgage Banking	23,578	18,295	23,578
Capital Markets	2,190	1,013	2,190
Treasury Bank (2)	2,477	1,312	2,477

Total Mortgage Loan Fundings	28,245	20,620	28,245
Commercial Real Estate Fundings	247	—	247

Total Loan Fundings	$28,492	$20,620	$28,492

Loan Fundings in Units:
Consumer Markets Division	53,993	49,154	53,993
Wholesale Lending Division	26,805	22,685	26,805
Correspondent Lending Division	57,064	49,694	57,064

Total Mortgage Banking	137,862	121,533	137,862
Capital Markets	10,673	4,680	10,673
Treasury Bank (2)	19,904	14,681	19,904

Total Mortgage Loan Fundings in Units	168,439	140,894	168,439
Commercial Real Estate Units	6	—	6

Total Loan Fundings in Units	168,445	140,894	168,445

Mortgage Loan Fundings:
Purchase (3)	$12,666	$9,274	$12,666
Non-purchase (3)	15,579	11,346	15,579

Total Mortgage Loan Fundings	$28,245	$20,620	$28,245

Mortgage Loan Fundings by Product:
Government Fundings	$646	$1,161	$646
ARM Fundings	$15,080	$9,478	$15,080
Home Equity Fundings	$2,732	$1,564	$2,732
Subprime Fundings	$3,851	$2,009	$3,851
MORTGAGE LOAN SERVICING (4)
Volume	$866,665	$657,541
Units	6,388,677	5,162,726
Subservicing Volume (5)	$22,712	$15,871
Subservicing Units	211,025	166,923
Prepayments in Full	$12,408	$9,387	$12,408
Bulk Servicing Acquisitions	$8,475	$3,706	$8,475
Portfolio Delinquency (%) — CHL (6)	3.89%	3.71%
Foreclosures Pending (%) — CHL (6)	0.45%	0.43%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	January 31,	January 31,	January 31,
	2005	2004	2005
LOAN CLOSING SERVICES (units)
Credit Reports	695,173	533,055	695,173
Flood Determinations	233,500	181,697	233,500
Appraisals	68,309	44,146	68,309
Automated Property Valuation Services	496,469	333,803	496,469
Other	16,027	14,750	16,027

Total Units	1,509,478	1,107,451	1,509,478

CAPITAL MARKETS
Securities Trading Volume (7)	$248,216	$192,618	$248,216
BANKING
Assets Held by Treasury Bank (in billions)	$43.3	$20.3
INSURANCE
Net Premiums Earned:
Carrier	$55	$56	$55
Reinsurance	14	12	14

Total Net Premiums Earned	$69	$68	$69

GLOBAL OPERATIONS
Global Home Loans Subservicing
Volume (in billions)	$116	$109
Period-end Rates
10-Year U.S. Treasury Yield	4.14%	4.16%
FNMA 30-Year Fixed Rate MBS Coupon	5.12%	5.19%

(1)	The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)	Treasury Bank funds loans for investment purposes; these loans are processed for Treasury Bank by the production divisions.

(3)	Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4)	Includes loans held for sale, loans held for investment, and loans serviced under subservicing agreements for others.

(5)	Subservicing volume for other clients.

(6)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(7)	Includes trades with Mortgage Banking Division.

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